SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange
                              Act of 1934


  Date of Report (Date of earliest event report):  June 29,
                            1998


                    DEVON ENERGY CORPORATION
     (Exact Name of Registrant as Specified in its Charter)




OKLAHOMA                    1-10067                73-1474008
(State or Other       (Commission File Number)   (I.R.S. Employer
 Jurisdiction of                                  Identification
 Incorporation or                                 Number)
 Organization)




20 NORTH BROADWAY, SUITE 1500
OKLAHOMA CITY, OKLAHOMA                             73102
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code:
                              (405) 235-3611




                     Page 1 of 8 total pages


Item 5.  Other Events

     On June 29, 1998, Registrant
announced that it has entered into a
definitive Combination Agreement to merge with Northstar Energy Corporation, a
Canadian-based independent oil and gas
exploration and production company.  A
copy of the press release concerning this transaction is filed herewith as an exhibit.

Item 7.  Financial Statements
and Exhibits

     (c)  Exhibits
          99   Press Release dated June 29, 1998.

               SIGNATURES

     Pursuant to the requirements of the
Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                       Devon Energy Corporation


                       By: /s/ William T. Vaughn
                               Vice President-Finance

                               William T. Vaughn
                               Vice President-Finance

Date:  July 6, 1998






EXHIBIT 99
FOR IMMEDIATE RELEASE

Contact:  Devon Energy Corporation
          Vince White
          Director of Investor Relations
          (405) 552-4505

          Devon Energy and Northstar Energy
          to Combine: US$2 Billion Oil and
          Gas Company Would be Created

OKLAHOMA  CITY, OKLAHOMA, June 29, 1998 -
US-based Devon  Energy Corporation
(AMEX:DVN) today announced its intention to issue 15.4 million shares in a merger with Canadian-based Northstar
Energy Corporation (TSE:NEN). The merger would create an evenly balanced oil and gas producer with 53 percent of its reserves in the U.S. and 47 percent in Canada. There also would be balance between oil and gas reserves. The combined company would have total reserves of approximately 1.2 trillion cubic feet of gas and 117 million barrels of oil. The company would have low debt levels relative to its peers. The combined company would have an equity market capitalization approaching US$2 billion. Both US and Canadian stock exchange listings are expected.

Basic Terms Of The Merger
Both companies' boards of directors have unanimously approved a definitive
Combination Agreement.  Under the
agreement, Northstar shareholders would
receive .227 fractional Devon common
equivalent shares for each existing
Northstar share. The common equivalent
shares, or "Exchangeable Shares," are expected to be fully tradeable on The
Toronto Stock Exchange. The shares will be exchangeable, at each shareholder's option, for Devon common shares. Devon common trades on the American Stock Exchange.

In total, Devon would issue 15.4 million common equivalent shares. Devon also would assume existing Northstar debt of US$312 million and certain other obligations. The consideration to be issued by Devon is subject to adjustment under certain limited circumstances. The merger is subject to certain "Other Terms and Conditions" as outlined below.

The Merged Company
      The combined company would be a
substantial North American independent oil and gas producer. It would rank in the top
15 of all US-based independent producers in terms of market capitalization and total proved reserves. In terms of US-only production, it would rank among the top 20 public independents. In Canada, the combined company would be a "Tier 1" producer and rank among the top 20 in Canada-only oil and gas production.
The company's Canadian property base
would be concentrated in six major areas.
It would enjoy "economies of scale" and be among the lowest in Canada in operating costs per unit of production.
The company's US property base would
be concentrated in four major basins. It, too, would enjoy relatively low operating costs and economies of scale.
The combined company would have a
large inventory of exploration
opportunities. The combined company would hold aggregate 2.5 million net acres of undeveloped leasehold.
    The combined company would have
considerable exposure to Canadian and US natural gas markets. This would be nicely balanced by substantial oil reserves, particularly in the Permian Basin of the US.
The company would have some 47.7
million outstanding common equivalent
shares with approximately 36.8 million
shares in public float.
The company would have a desirable
capital structure with approximately US$70
million in working capital, only US$312
million in total debt and an estimated
US$500 million in untapped financing
capacity.
The company would have proven management teams in both the US and Canada. John A.
Hagg, current President and CEO of
Northstar and its current executive staff would lead the combined company's Canadian operations. J. Larry Nichols, current
President and CEO of Devon,
would serve as President and CEO of the
combined company.  The remainder of
Devon's executive staff would also
continue in their present capacities.
Historical Oil and Gas Reserves and
Operating Data Combined proved
reserves as of December 31,
1997, based on US reserve estimate
conventions and year-end oil and gas
prices held constant, would be as
follows:

                   United States    Canada      Total

Oil (millions of       61             39         100
barrels)
Gas (billions of      568            598       1,166
cubic feet)
NGLs (millions of      12              5          17
barrels)

Approximately 87 percent of these
reserves would be classified as proved
developed.

During 1997, net of royalty interests,
the two companies combined had average
daily production as follows:

                   United States     Canada     Total

Oil and NGL's           20,600       20,400    41,000
(barrels/day)
Gas (thousand cubic    167,200      194,100   361,300
feet/day)

Both companies have previously released
1998 production estimates.  Devon has
disclosed that its 1998 average daily
production is estimated to be between
20,800 and 24,100 barrels of oil and
natural gas liquids per day and between
184 and 215 million cubic feet of gas per day. Northstar has disclosed that its 1998 average daily production (restated in US conventions) is estimated to be approximately 16,000 barrels of oil per day and 185 million cubic feet of gas per day.



During 1997, the combined average price
realizations received by the companies in US dollars were as follows:
[CAPTION]

                          United States     Canada      Total

Oil and NGLs/barrel        US $17.92      US $16.19   US $17.06
Gas/thousand                  $ 2.28         $ 1.35      $ 1.78
  Cubic feet

However, during the first quarter of 1998, prices declined significantly. The combined average price realizations received by the companies for the first quarter of 1998 in US dollars were as follows:
[CAPTION]

                          United States      Canada     Total

Oil and NGLs/barrel        US $13.41      US $11.61  US $12.49
Gas/thousand                  $ 2.01         $ 1.24    $  1.61
  Cubic feet

Certain Financial Data
    There are material differences between
                      US and Canadian
"generally accepted accounting principles."
The companies cautioned investors not to merely combine data from each company to estimate results for the merged company.
Pro forma data will be released as soon as practicable.

The merger is expected to be accounted for as a pooling of interests. Accordingly, Northstar's financial statements would be restated to conform to US generally accepted accounting principles. Among other things, this would result in a reduction, effective December 31, 1997, in the carrying value of Northstar's oil and gas properties. Following this adjustment, the combined company would expect a 1998 depletion rate for its Canadian oil and gas properties of approximately US$2.50 to US$2.75 per energy equivalent barrel. The merger would not impact the depletion rate for Devon's historical US oil and gas properties.

Northstar's Assets
     Northstar's oil and gas properties
are all located in Canada. These
properties are concentrated in Alberta
and the northeastern Foothills region of British Columbia. The company has total proved reserves of approximately 550 billion cubic feet of natural gas and 36 million barrels of oil and natural gas liquids. With 1998 estimated annual production, net of royalties, of approximately 17 million energy equivalent barrels, Northstar's average reserve life approximates 7.5 years.
Northstar also has substantial assets
other than proved oil and gas reserves.
The company has probable reserves of some
11 million barrels of oil and 200 billion cubic feet of gas. It has undeveloped leasehold (drilling rights) covering some
1.6 million acres. The company's seismic inventory totals 17,000 linear miles of "2-D" data and 500 square miles of "3-D" data. Northstar owns interests in and, in some cases controls, processing facilities and pipelines. The company also has financial assets and investments. Devon estimates the value of Northstar's assets, not including proved oil and gas reserves, to be approximately US$200 million. This value does not include any consideration for Northstar's US$420 million of tax pools.

Some of the Possible Effects on Devon
  The addition to Devon of Northstar's
oil and gas reserves and production, its operating results and its debt could be disproportionately greater than the number of shares Devon expects to issue. However, because of the restatement of Northstar's "book assets" to US generally accepted accounting principles, the addition to
Devon's assets could be is
proportionately less than the number of
shares to be issued.

Devon's Assets
     Approximately 90 percent of Devon's
oil and gas properties are in the US, and 10 percent are in Canada. Devon's properties are generally long-lived and inexpensive to operate.
In the US, the company's properties are
concentrated in four major focus areas:
the Permian Basin, the San Juan Basin,
the Rocky Mountain Region and the Mid
Continent.  Devon's US oil and gas
properties have proved reserves of
approximately 568 billion cubic feet of
natural gas and 73 million barrels of oil and natural gas liquids.
In Canada, Devon's properties are
concentrated in the Peace River Arch of
western Alberta. The company's Canadian oil and gas reserves approximate 48 billion cubic feet of gas and 8 million barrels of oil and natural gas liquids.
In total the company has proved reserves of approximately 616 billion cubic feet of natural gas and 81 million barrels of oil and natural gas liquids. With annual production of some 20 million energy equivalent barrels, Devon's average reserve life approximates nine years.
In addition to its proved oil and gas
reserves, Devon has probable reserves of
5.7 million barrels of oil and 165
billion cubic feet of gas.  It has
undeveloped leasehold covering some 583
thousand acres.  The company's seismic
database includes 31,000 linear miles of "2-D" data and 1,050 square miles of "3-
D" data.  Like Northstar, Devon owns
interests in several processing
facilities and pipelines.  In addition
Devon owns a 19-story office building in Oklahoma City and other fixed assets. It has working capital of some US$60 million.

Other Terms and Conditions
     The merger is subject to approval by
the shareholders of both companies as
well as certain regulatory and court
approvals. Devon and Northstar have each provided the other substantive
"termination fees" and certain other
rights in the event the merger is not
completed.  Each has agreed not to
solicit other proposals within the limits of fiduciary responsibility. The directors and affiliates of each company have indicated their intention to vote their shares in favor of the transaction.
Both Devon and Northstar intend to hold
special shareholder meetings following
regulatory approval of the companies'
proxy materials.

The Combination Agreement provides
Northstar shareholders with a "downside
collar".
The collar provides for an upward
adjustment in the exchange ratio up to a maximum ratio of .235 Exchangeable Shares for each Northstar share under certain circumstances. Such adjustment would begin if the market value of a Devon common share underlying the Exchangeable
Shares times .227 would yield a value of less than C$11.00. Assuming current
US/Canadian dollar exchange rates, an
adjustment of the .227 ratio would not
begin unless the price of Devon common
shares declines below US$32.95 per share.
The exchange ratio would increase pro
rata to the maximum .235 Exchangeable
Shares for each Northstar share if the
Devon share price declines to US$31.82.
Thereafter, no adjustment would be made.
This press release includes "forward-
looking statements" as defined by the
Securities and Exchange Commission. Such statements are those concerning the companies' plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed merger, reserve estimates, future production of oil and gas, future financial performance and other matters.
These statements are based on certain
assumptions made by the companies based
on their experience and perception of
historical trends, current conditions,
expected future developments and other
factors they believe are appropriate in
the circumstances.  Such statements are
subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies.
Statements regarding future production
are subject to all of the risks and
uncertainties normally incident to the
exploration for and development and
production of oil and gas. These risks
include, but are not limited to,
inflation or lack of availability of
goods and services, environmental risks, drilling risks and regulatory changes.
Estimates for future production are based on the assumption that market demand will continue at levels that allow for profitable production of these products.
There can be no assurance of such
stability. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
Northstar Energy Corporation is a
Canadian company engaged in petroleum and natural gas exploration and production.
Northstar's oil and gas properties are
concentrated in Alberta and the
northeastern and Foothills regions of
British Columbia. The company's common
shares are listed on the Toronto,
Montreal and Alberta stock exchanges
under the trading symbol NEN. Devon
Energy Corporation is an independent
energy company engaged in oil and gas
property acquisition, exploration and
production. It is one of the top 20
public independent oil and gas companies in the United States, as measured by oil and gas reserves. Devon's common shares trade on the American Stock Exchange under the symbol DVN.